                                                                   exhibit 10.16


                                 LOAN AGREEMENT

                                BANK OF SCOTLAND

                                    LOAN TO

                        J-HAWK INTERNATIONAL CORPORATION


                               September 25, 1997

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                               TABLE OF CONTENTS

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1.       DEFINITIONS AND TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       LOANS - GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         2.1.   REVOLVING LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         2.2.   MAXIMUM PRINCIPAL AMOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.3.   MATURITY DATE; TERMINATION OF LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.4.   AUTHORIZED DISBURSEMENT OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.5.   ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.6.   BORROWING PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.7.   INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         2.8.   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         2.9.   USURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

3.       PAYMENT TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.1.   LOAN ACCOUNT; METHOD OF MAKING PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.2.   PAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.3.   PLACE OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.4.   PAYMENT ON MATURITY AND PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         3.5.   ADVANCES TO CONSTITUTE ONE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         3.6.   APPLICATION OF PAYMENTS AND COLLECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         3.7.   MONTHLY STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


4.      ANCILLARY AGREEMENTS  . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.1.   GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.2.   REFINANCE OF FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.3.   LOAN PARTY INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                               TABLE OF CONTENTS
                                  (continued)

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5.       GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.1.   GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.2.   BUSINESS PURPOSE; MARGIN STOCK; SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.3.   REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.4.   SURVIVAL OF WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.       COVENANTS AND CONTINUING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.1.   FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.2.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.3.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.4.   REQUIRED NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.5.   INSPECTIONS AND AUDIT OF RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.6.   LOCATION OF RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.7.   AUDIT RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.8.   COSTS OF AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.9.   PAYMENT OF CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
7.       DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.1.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2.   REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.3.   ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.4.   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.5.   INJUNCTIVE RELIEF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.6.   ADVANCES DURING UNMATURED DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.7.   ENFORCEMENT DURING UNMATURED DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.8.   CONSENT DOES NOT CREATE CUSTOM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

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                               TABLE OF CONTENTS
                                  (continued)

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         7.8.   DEFENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
8.       CONDITIONS PRECEDENT TO DISBURSEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.1.   CHECKLIST ITEMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.2.   NECESSARY ACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.3.   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.       GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.1.   COMPLIANCE WITH ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.2.   COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.3.   STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.4.   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.5.   MODIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.6.   NO WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.7.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.8.   SUCCESSORS OR ASSIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.9.   INCORPORATION OF OTHER AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.10.  WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.11.  DESIGNATED PERSON  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.12.  ACCEPTANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.13.  KNOWLEDGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.14.  WAIVER BY BORROWER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.15.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.16.  SERVICE OF PROCESS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.17.  REPRESENTATION BY COUNSEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.18.  RELEASE OF BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.19.  INVALIDATED PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

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                               TABLE OF CONTENTS
                                  (continued)

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         9.20.  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.21.  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.22.  FAX EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.23.  NO THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.24.  TEXAS LANGUAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.25.  DOMICILE OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                              Schedule of Exhibits

Exhibit "A"                       Permitted Liens
Exhibit "B"                       Cargill Indebtedness
Exhibit "C"                       Loan Party Indebtedness
Exhibit "D"                       Fictitious Names
Exhibit "E"                       Schedule of Affiliates
Exhibit "F"                       Schedule of Leases, Options
Exhibit "G"                       Agreements with Affiliates
Exhibit "H"                       Location of Records
Exhibit "I"                       ERISA Matters
Schedule 5.1(s)                   Other Indebtedness
Schedule 5.2                      Owned Securities

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "AGREEMENT"), dated for reference purposes only as of September 25, 1997 by and between Bank of Scotland, acting through its branch in New York, New York ("BANK"), a foreign banking corporation incorporated under the laws of Scotland with its principal place of business at 565 Fifth Avenue, New York, NY 10017, and J-Hawk International Corporation, a Texas corporation ("BORROWER"), with its principal place of business at c/o FirstCity Financial Corporation, 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714.

                                   RECITALS:

         A. Borrower has requested and Bank has agreed to provide Borrower with a revolving credit facility to be funded in French Francs.

         B. Borrower is a wholly owned subsidiary of J-Hawk Corporation, a Texas corporation and J-Hawk Corporation is a wholly owned subsidiary of FirstCity Financial Corporation, a Delaware corporation.

         C. J-Hawk Corporation and FirstCity Financial Corporation have agreed to guaranty the liabilities and obligations of Borrower to Bank arising under the terms of this Agreement and the other Loan Documents (hereinafter defined).

         NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

1        DEFINITIONS AND TERMS

         1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

                 (a) "ADVANCE": any loan of monies made by Bank to Borrower upon Borrower's request pursuant to Section 2.1.

                 (b) "ADVANCE DATE": with respect to each Advance, the Business Day upon which the proceeds of such Advance are to made available to the Borrower.

                 (c) "AFFILIATE": any Person (i) in which Borrower, one or more equity interest holders owning five percent (5%) or more of the total equity interest of Borrower, any Subsidiary, and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of five percent (5%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise.

                 (d) "AGREEMENT": this Loan Agreement, together with all amendments, modifications, extensions, supplements, restatements replacements and extensions hereto or hereof.

                 (e) "AGREEMENTS WITH AFFILIATES": shall have the meaning set forth in Section 6.3(j).

                 (f) "AND/OR": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

                 (g) "ASSETS": any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, and real property, whether now existing or hereafter acquired or arising.

                 (h) "BANK": Bank of Scotland, a foreign banking corporation incorporated under the laws of Scotland.

                 (i) "BANK DAY": any day, other than a Saturday, Sunday or any other day on which Lending institutions located in London, England or Paris, France are authorized or required by law or other governmental action to close and which is also a day for trading by and between Banks in French Franc deposits in the London InterBank Eurodollar market.

                 (j) "BORROWER": J-Hawk International, Inc., a Texas corporation, and its permitted successors and assigns.

                 (k) "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Bank (including, without limitation, all principal, interest, charges, fees, expenses, debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising, whether under this Agreement or the other Loan Documents.

                 (l) "BORROWER'S OBLIGATIONS": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than

         Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower to or for the benefit of Bank, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter arising, evidenced, created, incurred, acquired or owing, whether not contemplated or hereafter arising, whether under this Agreement or the other Loan Documents.

                 (m) "BORROWING REQUEST": a request for an Advance in the form set forth in Section 2.6(a).

                 (n) "BUSINESS DAY": any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois or Texas or any other day on which Lending institutions located in London, England, New York, New York, Chicago, Illinois, Waco, Texas or Paris, France are authorized or required by law or other governmental action to close and which is also a day for trading by and between Banks in French Franc deposits in the London InterBank Eurodollar market.

                 (o) "CARGILL": Cargill Financial Services Corporation, a Delaware corporation, or a wholly owned subsidiary thereof if such subsidiary is a lender to FirstCity.

                 (p) "CHARGES": all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Assets, Borrower's Liabilities, Borrower's Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material assets.

                 (q) "COSTS": any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) incurred by Bank at any time, in connection with: (a) the preparation, negotiation and execution of this Agreement and all other Loan Documents; (b) the preparation, negotiation and execution of any amendment or modification of this Agreement or the other Loan Documents; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrower or any other Person) in any way relating to this Agreement, the other Loan Documents, Borrower's Obligations, Borrower's affairs or any Guarantor's affairs;
         (d) any attempt to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the other Loan Documents; and (g) performing any of the obligations relating to or payment of any of Borrower's Obligations hereunder in accordance with the terms hereof.

                 (r) "DEFAULT RATE": interest at the rate of two percent (2%) per annum plus the Interest Rate.

                 (s) "DESIGNATED PERSON": any Person identified as a "DESIGNATED PERSON" on Borrower's Secretary's Certificate dated of even date herewith, as amended or superseded from time to time.

                 (t) "DOLLARS": the lawful currency of the United States of America.

                 (u) "DOLLAR EQUIVALENT": shall mean, with respect to an amount of French Francs on any date, the amount of Dollars that may be purchased with such amount of French Francs at the Spot Exchange Rate as of the day which is three Bank Days prior to such date.

                 (v) "ENVIRONMENTAL LAWS": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to Borrower or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.).

                 (w) "EQUIPMENT LEASES": all leases or similar agreements pursuant to which Borrower leases equipment.

                 (x) "EVENT OF DEFAULT": the definition ascribed to this term in Section 7.1.

                 (y)      "FRENCH FRANCS":  the lawful currency of France.

                 (z) "FINANCIALS": those financial statements of Borrower and/or any other Loan Party, heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower and/or any other Loan Party to Bank, including but not limited to those financial statements and reports delivered by Borrower to Bank pursuant to Section 6.2.

                 (aa) "FIRSTCITY": FirstCity Financial Corporation, a Delaware corporation.

                 (bb) "GAAP": generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as: (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and
         (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable to Bank reviewing such financial statements of Borrower.

                 (cc)     "GUARANTOR": J-Hawk Corp. and FirstCity.

                 (dd) "INDEBTEDNESS": with respect to any Person, at a particular time: (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise or any commitment by which such Person assures a creditor against loss; (ii) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (iii) all obligations and liabilities with respect to unfunded vested benefits under any "EMPLOYEE BENEFIT PLAN" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "MULTIEMPLOYER PLAN", as such terms are defined under the Employee Retirement Income Security Act of 1974; and (iv) any and all accounts payable, accruals and other items characterized as Indebtedness in accordance with GAAP.

                 (ee) "INTEREST PERIOD": with respect to any Advance, (a) initially, the period commencing on the Advance Date and ending on the next succeeding tenth day of the current month or the next calendar month, as the case may be, and (b) thereafter, if the Advance is continued, each succeeding monthly period commencing on the tenth day of the calendar month and ending on the tenth day of the following calendar month; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day and further provided that any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

                 (ff) "INTEREST RATE": the variable rate equal to the sum of four percent (4%) per annum plus the LIBOR Rate.

                 (gg) "J-HAWK CORP.": J-Hawk Corporation, a Texas corporation.

                 (hh) "LIBOR BREAKAGE FEE": shall mean a fee equal to all losses (excluding loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain the requested LIBOR tranche, when, as a result of such failure on the part of Borrower or prepayment by Borrower (including, without limitation, any prepayment resulting from the liabilities being declared in due and payable in accordance with their terms hereof), interest on such LIBOR tranche is not based on the applicable LIBOR Rate for the requested LIBOR period.

                 (ii) "LIBOR RATE": the London InterBank Offered Rate relating to French Francs as quoted on page No. 3740 of the Telerate Data Information Service, on the date which is two (2) Bank Days prior to the first day of the Interest Period. In the event the Telerate System page or the LIBOR Rate for the Interest Period requested is unavailable on the date which is two (2) Bank Days prior to the first day of the

         Interest Period for any reason, the LIBOR Rate used shall be determined by Bank to be the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16th of 1%) of the offered rates quoted in London, England though other verifiable sources, for deposits in French Francs in amounts substantially equal to the principal amount of the Loan having a maturity equal to the Borrower's selection by major banks in the London inter-bank market at 11:00 a.m. London time, on the date which is two (2) Bank Days prior to the first day of the Interest Period.

                 (jj) "LOAN": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Bank at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the other Loan Documents.

                 (kk)     "LOAN DOCUMENTS":  this Agreement and the Other
         Agreements.

                 (ll)     "LOAN PARTY":  Borrower, FirstCity or J-Hawk Corp.

                 (mm) "MATURITY DATE": March 31, 1998, or such earlier date as all of Borrower's Obligations shall be due and payable by acceleration or otherwise.

                 (nn)     "MAXIMUM PRINCIPAL AMOUNT":  the meaning set forth in
         Section 2.2.

                 (oo) "MONTHLY REPORT": those reports delivered to Bank in accordance with Section 6.2(c)(iv).

                 (pp) "NOTE": that certain revolving promissory note dated even date herewith in the original principal amount of $10,000,000 made by Borrower payable to the order of Bank, as said note may hereafter be amended, restated, modified, supplemented, extended or replaced.

                 (qq) "OTHER AGREEMENTS": the Note, together with all agreements, instruments and documents evidencing or securing the Loans or the transactions contemplated herein, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, letters of credit, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, collateral assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower, any other Loan Party or any other Person and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of, Borrower.

                 (rr) "PARENT": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of

         Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, "CONTROL" shall have the same meaning ascribed to this term in Section 1.1(b).

                 (ss) "PAYMENT DATE": the tenth day of each month during the term; provided that, if such day is not a Business Day, the Payment Date shall be extended to the next succeeding Business Day.

                 (tt) "PERMITTED LIENS": (i) any liens created in favor of Bank; (ii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such liens shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) additional liens expressly permitted from time to time in writing by Bank; (vi) those liens in favor of Cargill disclosed to Bank by Borrower in writing; (vii) any liens securing indebtedness of Borrower to any Persons in an aggregate amount less than $200,000; and (viii) those liens disclosed on Exhibit A.

                 (uu) "PERSON": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

                 (vv) "RECORDS": all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Assets.

                 (ww) "SECURITIES": shall have the meaning ascribed to that term in the Securities Act of 1934.

                 (xx) "SECURITIES LAWS": all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

                 (yy) "SPOT EXCHANGE RATE": shall mean, on any day, (a) with respect to any French Francs , the spot rate at which Dollars are offered on such day by Bank of Scotland in London for such French Francs at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to French Francs, the spot rate at which French Francs are offered on such day by Bank of Scotland in London for Dollars at approximately 11:00 a.m. (London time).

                 (zz) "STOCK": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                 (aaa) "SUBSIDIARY": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by any Guarantor or Borrower, as applicable.

                 (bbb) "TANGIBLE NET WORTH": as determined at any time, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock and subordinated indebtedness approved in writing by Bank) of a Person, as applicable, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, General Intangibles and, if applicable, all accounts receivable from any Loan Party or any shareholders or officers of any Loan Party, all prepaid expenses, any unamortized debt, discount and expense, unamortized deferred charges and good will, all as determined in accordance with GAAP.

                 (ccc) "UNMATURED DEFAULT": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

                 (ddd) "UK TRUST" that certain Receivables Trust formed pursuant to a Trust Deed dated December 24, 1996 by and among Borrower, Fairmile Portfolio Management Limited, a company registered in England and Wales, Defimo, a company registered in France, and Credit Finance Corporation Limited, a company registered in England and Wales.

         1.2     GAAP.     Except as otherwise defined in this Agreement or the
other Loan Documents, all accounting terms used herein shall have the meaning ascribed to that term in accordance with GAAP.

         1.3 Borrower. Whenever the context so requires, the use of "IT" in reference to Borrower shall mean Borrower as defined above.

         1.4 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

                 (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

                 (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (c) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                 (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Loan Document in extension or renewal thereof and in substitution or replacement therefor;

                 (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto:

                 (f) the words "INCLUDING" (and with correlative meaning "INCLUDE") means including, without limiting the generality of any description preceding such term:

                 (g) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

                 (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                 (i) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


2        LOANS - GENERAL TERMS

         2.1 Revolving Loan. Subject to the terms and conditions hereof, Bank shall make available to Borrower revolving Loans from time to time in an aggregate principal amount not to exceed at any time outstanding 60,000,000 French Francs. The Loans shall be further evidenced by the Note. The Loan shall be funded and interest shall accrue and be paid thereon in accordance with this Article 2. The entire unpaid principal balance plus accrued but unpaid interest on the Loans is due and payable on the Maturity Date. The

Maturity Date of the Note may be extended by the parties by execution of an amended and restated revolving promissory note, without further amendment of this Agreement; provided that, said amended and restated note shall specifically provide that it amends and restates the Note and evidences Loans to be made in accordance with this Section 2.1. Said amended and restated revolving promissory note shall be deemed to be the Note as defined herein. Nothing contained in this Section 2.1 shall be deemed to be an agreement by Bank to extend the Maturity Date under the terms set forth herein, the terms set forth in Section 4.2, or any other terms.

         2.2 Maximum Principal Amount. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the principal portion of Borrower's Liabilities outstanding at any one time during the term hereof shall not exceed 60,000,000 French Francs ("MAXIMUM PRINCIPAL AMOUNT"); provided that, if at any time, the Dollar Equivalent of the Maximum Principal Amount exceeds $10,500,000, the Maximum Principal Amount shall be reduced on and as of the date that such excess occurs and thereafter the Maximum Principal Amount shall be equal to that number of French Francs having a Dollar Equivalent equal to $10,000,000. In the event that the outstanding principal balance of the Loan exceeds the Maximum Principal Amount, Borrower shall pay the amount of such excess to Bank, without notice or demand, and any amount not so paid shall bear interest at the Default Rate until paid. This is an absolute obligation to pay to Bank the amount of the unpaid principal balance of the Loan in excess of said Maximum Principal Amount, regardless of the cause of such excess.

         2.3 Maturity Date; Termination of Loans. The Bank's obligation to make any Advance to Borrower pursuant to the provisions hereof shall be in effect until the Maturity Date, unless sooner terminated by Bank upon the occurrence of an Event of Default, an Unmatured Default (in accordance with Section 7.7), or pursuant to the terms hereof.

         2.4 Authorized Disbursement of Proceeds. Borrower hereby authorizes and directs Bank to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of any Loan to such Person as Borrower or any Designated Person shall direct, whether in writing or orally. In addition to Advances of Loan proceeds made pursuant to requests for such Advances made by Borrower from time to time, Borrower hereby irrevocably authorizes Bank to disburse proceeds of the Loan to pay: (a) principal and interest which is accrued but unpaid and which is due and payable pursuant to the terms hereof and of the Note until the Loan is paid in full; and (b) for any and all Costs. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank so to disburse such funds described in this Section and to treat such Advances as money loaned pursuant to this Agreement and as indebtedness evidenced by the Note. No further direction or authorization from Borrower shall be necessary for Bank to make such Advances, and all such Advances shall satisfy, to the extent so disbursed, the obligations of Borrower hereunder and shall be evidenced by the Note. Notwithstanding anything to the contrary contained herein, Bank is under no duty or obligation to make such Advances and failure to make such Advances shall not be deemed to be a default by Bank or impair any of Bank's rights or remedies hereunder.

         2.5     Advances.

                 (a) Advances shall be in an aggregate principal amount which shall not be less than 1,000,000 French Francs or the remaining available balance of the Loan, whichever is less. All Advances shall be made in French Francs in an amount specified in the applicable Borrowing Request or as deemed elected by Borrower pursuant to Section 2.6(b). Borrower may refinance all or any part of an Advance with another Advance, subject to the conditions and limitations set forth in this Agreement, including the provisions of Section 2.2. Any Advance or part thereof so financed shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Advance.

                 (b) Bank may, at its option, make any Advance by causing any domestic or foreign branch or affiliate of Bank to make such
         Advance: provided that, any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Advances with more than one Interest Period may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Advance which, if made, would result in more than seven (7) separate Advances outstanding hereunder at any time.

                 (c) Subject to the provisions of Section 2.6, Bank shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer to such account as Borrower may designate in immediately available funds as may then be customary for the settlement of international transactions in French Francs not later than noon, local time, Paris time. The account designated by Borrower shall be in the name of Borrower and shall be located in France.

                 (d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request any Advance if the Interest Period requested with respect thereto would end after the Maturity Date.

         2.6     Borrowing Procedure.

                 (a) In order to request an Advance, Borrower shall hand deliver or telecopy to Bank a duly completed Borrowing Request not later than 11:00 a.m. New York time, three (3) Business Days before a proposed Advance. Each Borrowing Request shall be irrevocable and shall specify (i) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.5; (ii) the date such Advance is to be made (which shall be a Business Day); and (iii) the amount of such Advance (which shall be expressed in French Francs; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Advance shall comply with the requirements set forth in
         Section 2.5.

                 (b) If Borrower in respect of an outstanding Advance shall not have delivered a Borrowing Request in accordance with
         Section 2.6(a) on or before three

         (3) Business Days prior to the end of the Interest Period then in effect for such Advance and requesting that such Advance be refinanced, then Borrower shall (unless Borrower has notified the Bank not fewer than three (3) Business Days prior to the end of such Interest Period, that such Advance is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Advance be refinanced with a new Advance of equivalent amount, and such new Advance shall be deemed to have a one month's duration Interest Period.

         2.7 Interest. The unpaid principal balance of each Advance shall bear interest at the Interest Rate applicable thereto, determined by Bank in accordance with the provisions hereof, which determination shall be binding upon Borrower, absent manifest error. All interest and fees chargeable hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. After the occurrence of an Event of Default and during the continuation thereof, all Loans hereunder shall bear interest at the Default Rate.

         2.8     Fees.

                 (a) Facility Fee. A maximum facility fee of $100,000 shall be payable by Borrower to Bank as follows:

                          (i) Concurrently with the execution hereof, Borrower shall pay to Bank a fee equal to $50,000.

                          (ii) Ninety (90) days after the date hereof, Borrower shall pay to Bank a fee equal to $25,000.

                          (iii)   If any Borrower's Obligations remain
                 outstanding on April 1, 1998, Borrower shall pay to Bank a fee equal to $25,000.

                 (b) Usage Fee. Borrower shall pay an unused commitment fee in an amount equal to .25% (on annual basis) of the difference between 60,000,000 French Francs and the daily outstanding principal balance of the Loan. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

                 (c) LIBOR Breakage Fee. In the event of any prepayment of an Advance prior to the end of the then applicable Interest Period (by acceleration or otherwise) or in the event any Advance is not made after delivery of a Borrowing Request in accordance with the terms hereof, for any reason whatsoever, Borrower shall pay to Lender an amount equal to the LIBOR Breakage Fee.

Any fee payable under Sections 2.8(b) and (c) not paid when due shall bear interest at the Default Rate. Any fee payable under Sections 2.8(a) not paid when due shall bear interest at ten percent (10%).

         2.9 Usury. The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement or in any other document evidencing or securing the Loan. Bank shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section, the word "INTEREST" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Bank ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided, that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Bank shall refund to Borrower the amount of such excess and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "HIGHEST LAWFUL RATE" shall mean the maximum rate of interest which Bank is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

3        PAYMENT TERMS

         3.1 Loan Account; Method of Making Payments. Bank shall maintain a Loan Account on its books in which shall be recorded: (i) all Loans made by Bank to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all Loans, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Bank's customary accounting practices, in effect from time to time. The failure of Bank to record any of the foregoing shall not in any way limit Borrower's obligations under this Agreement.

         3.2 Payment Terms. Accrued interest on each Advance shall be payable in arrears commencing October 10, 1997 and on each Payment Date thereafter until the Maturity Date.

         3.3 Place of Payment. All payments in French Francs to Bank hereunder and under the Other Agreements shall be payable in immediately available funds at noon Paris time at such place or places as Bank may designate in writing to Borrower. All payments in U.S. Dollars to Bank hereunder and under the Other Agreements shall be payable in immediately available funds at noon New York time at such place or places as Bank may designate in writing to Borrower. All of such payments to Persons other than Bank shall be payable at such place or places as Bank may designate in writing to Borrower. Borrower's Liabilities will be payable as set forth in the Note, this Agreement, and the Other Agreements.

         3.4 Payment on Maturity and Prepayment. On the Maturity Date, whether by acceleration or otherwise, Borrower shall pay to Bank, in full, in cash or other immediately available funds, the outstanding amount of the Loan. Each Advance may be prepaid on the last day of the Interest Period applicable thereto. Prepayment of any Advance during an Interest Period is expressly prohibited. In the event of an attempted prepayment of any Advance during any Interest Period, Bank, at Borrower's option, shall either: (i) hold such funds in a non-interest bearing cash collateral account to secure Borrower's Obligations and to apply such funds to Borrower's Obligations on the last day of the Interest Period, or (ii) apply such funds to Borrower's Obligations, in which event Borrower shall pay to Bank a LIBOR Breakage Fee immediately upon demand thereof, and any amount not so paid shall bear interest at the Default Rate.

         3.5 Advances to Constitute One Loan. All Advances, loans and any other financial accommodations provided pursuant to the terms hereof by Bank to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Bank under this Agreement, the Other Agreements or otherwise shall constitute one general obligation.

         3.6     Application of Payments and Collections.

                 (a) Application of Payments. Bank shall have the right unilaterally (and without notice to or the consent of any Person) to allocate any and all payments which may be received by or tendered to Bank made by the Borrower or any other Person at any time or from time to time and which relate in any way to the Loan or any other of Borrower's Obligations then due and payable in any order of priority as Bank in its reasonable discretion shall elect, as follows: (i) to the payment of any Costs; (ii) to accrued but unpaid interest, penalties and late payment fees; and (iii) to principal; provided that Bank shall not allocate payments in a manner which would create a LIBOR Breakage Fee or other fee or penalty payable by Borrower which would not otherwise be imposed. Borrower (y) irrevocably waives the right to direct the application of payments and collections received by Bank from or on behalf of Borrower, and (z) agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other Borrower's Liabilities or Borrower's Obligations then due and payable in such manner as Bank may deem appropriate, notwithstanding any entry by Bank upon any of its books and records.

                 (b) Reapplication of Payments. To the extent that Bank receives any payment on account of the Borrower's Liabilities or Borrower's Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Borrower's Liabilities or Borrower's Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of the Borrower's Liabilities or Borrower's Obligations.

         3.7 Monthly Statements. All Advances to Borrower and all other debits and credits provided for in this Agreement shall be evidenced by entries made by Bank in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Bank shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Bank's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Bank by Borrower. At Bank's option, Bank shall render a monthly statement to Borrower setting forth the balance of the Loan Account, including principal, interest, costs, penalties, charges and other fees. Each such statement shall be subject to subsequent adjustment by Bank and Bank's right to reapply payments in accordance with Section 3.6(b), but shall, as to statements of principal and interest then due or having been paid, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Bank, Borrower shall deliver to Bank written objection thereto, specifying the error or errors, if any, contained in such statement.

4        ANCILLARY AGREEMENTS

         4.1 Guaranties. Concurrently herewith, Borrower shall cause J-Hawk Corp. and FirstCity to execute and deliver to Bank a guaranty of payment and performance of all of Borrower's Obligations (the "GUARANTEES").

         4.2 Refinance of Facility. Borrower and Bank hereby acknowledge that the credit facility made available to Borrower pursuant to the terms hereof is a short-term facility which Borrower and Bank contemplate will be refinanced with a different credit facility at the Maturity Date. Notwithstanding the foregoing, Borrower hereby acknowledges that in the event Borrower requests Bank to extend the credit facility evidenced hereby and Bank elects, in its sole discretion to do so, at such time, Bank shall require that such credit facility be secured by a pledge of and security interest in all Assets of Borrower, FirstCity and J-Hawk Corp. Without limiting the generality of the forgoing sentence, concurrently with any extension of the Maturity Date hereof, to secure payment and performance of all Borrower's Liabilities and Borrower's Obligations, Borrower shall:

                 (a) cause Cargill to enter into an inter-creditor agreement, in form and substance acceptable to Bank, in Bank's sole discretion relating to the relative priority of any liens granted to Bank and to Cargill by Borrower or any Guarantor.

         Bank hereby acknowledges that Borrower and/or the Guarantors have heretofore entered into financing transactions with Cargill. Attached hereto as Exhibit B is a true, accurate and complete schedule of all Indebtedness of Borrower and/or any Guarantor to Cargill as of the date hereof, including a detailed description of all notes and all security agreements evidencing or securing such Indebtedness. Bank and Borrower hereby agree that the relative priority of the liens granted by Borrower and/or Guarantor to Bank and Cargill shall be governed by such inter-creditor agreement.

                 (b) subject to Section 4.2(a), cause each Guarantor to grant to Bank a security interest in all of such Guarantor's Assets (real, personal and intangible), including all partnership interests, stock, shares or other equity interests owned by such Guarantor in all other Persons and all after-acquired property of Guarantor.

                 (c) subject to Section 4.2(a), grant to Bank a security interest in all of Borrower's Assets (real, personal and intangible), including all interest in the UK Trust, all partnership interests, stock, shares or other equity interests owned by Borrower in all other Persons, and all after-acquired property of Borrower.

         4.3 Loan Party Indebtedness. Attached hereto as Exhibit C is a true, accurate, and complete schedule of all Indebtedness pursuant to which Borrower or any other Loan Party has an obligation or liability to any other Loan Party as of the date hereof, including a detailed description of all notes and all security agreements evidencing or securing such Indebtedness.

5        GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

         5.1 General Representations and Warranties. Except as disclosed in writing to Bank concurrently herewith, Borrower warrants and represents to and covenants with Bank that:

                 (a)      Organization.

                          (i) Borrower is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Texas and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed, including without limitation the State of Texas;

                          (ii) J-Hawk Corp. is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Texas and qualified or licensed to do business and in good standing in all states in which the laws thereof require J-Hawk Corp. to be so qualified and/or licensed, including without limitation the State of Texas;

                          (iii) FirstCity is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require FirstCity to be so qualified and/or licensed, including without limitation the State of Texas;

                 (b)      Corporate Power.

                          (i) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements, to which it is a party;

                          (ii) J-Hawk Corp. has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party;

                          (iii) FirstCity has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party;

                 (c)      Violation of Organizational Documents.

                          (i) The execution, delivery and/or performance by Borrower, of this Agreement and the Other Agreements, to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the articles of incorporation or by-laws of Borrower, or contained in any agreement, instrument or document to which Borrower, is now or hereafter a party or by which it or any of its assets is or may become bound;

                          (ii) The execution, delivery and/or performance by J-Hawk Corp. of those Loan Documents to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the articles of incorporation or by-laws of J-Hawk Corp. or contained in any agreement, instrument or document to which J-Hawk Corp., is now or hereafter a party or by which it or any of its assets is or may become bound;

                          (iii) The execution, delivery and/or performance by FirstCity, of those Loan Documents to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the articles of incorporation or by-laws of FirstCity, or contained in any agreement, instrument or document to which FirstCity is now or hereafter a party or by which it or any of its assets is or may become bound;

                 (d)      Enforceability.

                          (i) This Agreement and the Other Agreements, to which Borrower is a party, are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                          (ii) Those Loan Documents to which J-Hawk Corp. is a party are and will be the legal, valid and binding agreements of J-Hawk Corp., enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                          (iii) Those Loan Documents to which FirstCity is a party are and will be the legal, valid and binding agreements of FirstCity, enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                 (e)      Subsidiary.

                          (i) Borrower is, and at all times during the term hereof shall be, a wholly-owned Subsidiary of J-Hawk Corp. There are, and at all times during the term hereof shall be, 200 shares of issued and outstanding common stock of Borrower;

                          (ii) J-Hawk Corp. is, and at all times during the term hereof shall be, a wholly-owned Subsidiary of FirstCity. There are, and at all times during the term hereof shall be, 1,000 shares of issued and outstanding common stock of FirstCity;

                 (f)      Fictitious Names.

                          (i) Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the date of this Agreement is set forth on Exhibit D; Part 1 attached hereto and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office;

                          (ii) Each of the fictitious names, if any, used by FirstCity during the five (5) year period preceding the date of this Agreement is set forth on Exhibit D; Part 2 attached hereto, and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office;

                          (iii) Each of the fictitious names, if any, used by J-Hawk Corp. during the five (5) year period preceding the date of this Agreement is set forth on Exhibit D; Part 3 attached hereto and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office;

                 (g) Title. At all times following acquisition thereof, Borrower, FirstCity and/or J-Hawk Corp., as applicable, shall have good, indefeasible and merchantable title to and ownership of all of its Assets, free and clear of all liens, claims, security interests and encumbrances, except the Permitted Liens.

                 (h) Solvency. Each of Borrower, FirstCity and J-Hawk Corp. is now, and at all times hereafter shall be, solvent and generally paying its debts as they mature and Borrower now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debt. Each of Borrower, FirstCity and J-Hawk Corp. now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage;

                 (i) Proceedings. There are no actions or proceedings which are pending or threatened against Borrower, FirstCity or J-Hawk Corp. which might result in any material and adverse change in its financial condition or materially adversely affect its Assets or its ability to fully pay and perform its respective obligations and liabilities under the Loan Documents to which it is a party;

                 (j) Government Contracts. None of Borrower, FirstCity nor J-Hawk Corp. have any government contracts;

                 (k) Adequate Licenses. Each of Borrower, FirstCity and J-Hawk Corp. possesses adequate assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future;

                 (l) Government Permits. Each of Borrower, FirstCity and J-Hawk Corp. has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower, FirstCity or J-Hawk Corp., as applicable;

                 (m) Charge; Restrictions. None of Borrower, FirstCity nor J-Hawk Corp. is a party to (nor are any of its Assets otherwise subject to) any contract or agreement or subject to any Charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise other than ad valorem taxes not yet due and payable;

                 (n) Compliance with Laws. None of Borrower, FirstCity nor J-Hawk Corp., is, or will be during the term hereof, in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect materially and adversely affecting its business, property, Assets, operations or condition, financial or otherwise;

                 (o) Compliance with Agreements. None of Borrower, FirstCity, nor J-Hawk Corp. is in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

                 (p) Financials. The Financials heretofore delivered by Borrower, FirstCity, J-Hawk Corp. or any other Affiliate to Bank, fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower, FirstCity, J-Hawk Corp. and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved;

                 (q) Tax Returns. Each of Borrower, FirstCity and J-Hawk Corp. has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority except for ad valorem taxes not yet due and payable;

                 (r) No Adverse Change. There has been no material and adverse change in the assets, liabilities or financial condition of Borrower, FirstCity or J-Hawk Corp. since the date of the Financials.

                 (s) No Indebtedness. Except as disclosed in the most recent Financials heretofore delivered by Borrower, FirstCity and J-Hawk Corp. to Bank and in Schedule 5.1(s) or otherwise disclosed in writing to Bank, none of Borrower, FirstCity nor J-Hawk Corp. has any Indebtedness (except for Indebtedness arising in the ordinary course of its business since the dates reflected in the Financials that is not Indebtedness for borrowed money), has guaranteed (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person, and there are no actions or proceedings which are pending or, to the best of Borrower's, FirstCity's or J-Hawk Corp.'s knowledge, threatened against Borrower, FirstCity or J-Hawk Corp. which, in any of the foregoing cases, are reasonably likely to result in any material adverse change in its financial condition or materially adversely affect its assets or its ability to fully perform and satisfy its obligations under the Loan Documents;

                 (t) No Liability on Bank. The execution, delivery and performance by Borrower of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of Bank, impose on or subject Bank to any liability, whether fixed or contingent, in respect of any Environmental Law relating to the operation of Borrower's business. Bank's exercise of any of the rights or remedies described in this Agreement or in any of the Other Agreements shall not constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law;

                 (u) Affiliates. Borrower has no wholly owned Subsidiaries. Exhibit E attached hereto is a true, accurate and complete schedule of Borrower's Affiliates, together with a description of Borrower's relationship to each such Affiliate.

                 (v) Real Estate; Environmental Issues. Borrower does not now own and at no time in the last five (5) years has owned, any Real Property. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any of such Real Property collateral. Concurrently herewith Borrower will execute an Environmental Indemnity Agreement.

                 (w) Leases. Attached hereto as Exhibit F is a true, accurate and complete schedule of all Leases and Options to which Borrower is a party.

                 (x) Investment Company Act and Public Utility Holding Company Act. Neither the Borrower nor FirstCity nor J-Hawk Corp. nor any Affiliate nor the entering into of the Loan Documents nor the issuance of the Notes is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither the Borrower nor FirstCity nor J-Hawk Corp. nor any Affiliate is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to insure Indebtedness for money borrowed.

                 (y) Disclosure. Neither this Agreement nor any Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Bank, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                 (z)      Qualification.

                          (i) Solely by reason of (and without regard to any other activities of Bank in any state in which Assets are located) the entering into, performance and enforcement of this Agreement, the Notes and the other Loan Documents by Bank will not constitute doing business by Bank in any of such states or result in any liability of Bank for taxes or other governmental charges; and qualification by Bank to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

                          (ii) No "business activity," "doing business" or similar report or notice is required to be filed by the Bank in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

         5.2 Business Purpose; Margin Stock; Securities. Borrower warrants and represents to Bank that Borrower shall use the proceeds of all Loans solely for general corporate purposes, consistently with all applicable laws and statutes. Borrower's use of the proceeds of any Advances made by Bank are legal and proper uses (duly authorized by all requisite action of the board of directors of Borrower), in accordance with applicable laws, rules and regulations, as in effect from time to time. Borrower further warrants and represents to Bank and covenants with Bank that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Borrower's execution and delivery of this Agreement or any of the Other Agreements does not directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively), and Borrower does not own or intend to purchase or carry any "MARGIN SECURITY," as defined in such Regulations. As of the date hereof, Borrower does not own the securities of any Person except as set forth in Schedule 5.2.

         5.3 Reaffirmation of Warranties and Representations. Each request for an Advance made by Borrower pursuant to this Agreement or the Other Agreements shall constitute (i) an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or an Unmatured Default, and (ii) a reaffirmation as of the date of said Borrowing Request that each and every warranty and representation of Borrower contained in this Article 5 and other sections of this Agreement and in the Other Agreements is true and correct in all material respects, except where such representation or warranty specifically relates to an earlier date.

         5.4 Survival of Warranties and Representations. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true on the date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto. Unless expressly limited by the terms of this Article 5, each representation and warranty shall be deemed to be remade concurrently with each Advance hereunder.

6        COVENANTS AND CONTINUING AGREEMENTS.

         6.1 Financial Covenants. Borrower and Guarantors, on a consolidated basis, shall, at all times during the term hereof, measured quarterly.

                 (a) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than 8 to 1;

                 (b) maintain a ratio of EBITDA to interest expense equal to 1.5 to 1; and

                 (c) maintain Tangible Net Worth equal to or greater than $75,000,000.

All covenants set forth herein shall be measured quarterly, upon receipt of the statements delivered to Bank pursuant to Section 6.2(c)(ii) or the annual consolidated financial statements delivered in accordance with Section 6.2(c)(i), if available.

         6.2 Affirmative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower shall, unless Bank otherwise consents thereto in writing, do all of the following during the term hereof:

                 (a) Representation and Warranties. To the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof or at the time of each Advance hereunder, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof.

                 (b) Corporate Existence. Borrower shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations.

                 (c) Records; Reports. Borrower covenants with Bank that Borrower shall keep Records and prepare financial statements and shall cause to be furnished to Bank the following (all of the foregoing and following which comprise financial statements are to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financials unless FirstCity's certified public accountants concur in any changes therein and such changes are consistent with then applicable GAAP).

                          (i) As soon as available but not later than ninety (90) days after the close of each fiscal year of FirstCity, a consolidated and consolidating balance sheet of Borrower, J-Hawk Corp. and FirstCity as at the end of, and the related statement of operations, including income statement, for, such year and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by FirstCity and acceptable to Bank, in Bank's sole and absolute discretion.

                          (ii) Concurrently with the delivery of the financial statements described in Section (i) above for fiscal years ending after December 31, 1996: (A) a certificate of the aforesaid certified public accountants certifying to Bank that based upon their examination of the affairs of FirstCity, Borrower and J-Hawk Corp., performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes an Event of Default or Unmatured Default, or, if they are aware thereof, the nature thereof, and (B) a reliance letter executed by an authorized partner of the aforesaid certified public accountants, in form and substance reasonably acceptable to Bank, and acknowledging that Bank may rely on such financial statements in connection with this Agreement notwithstanding that Bank is not in privity with such certified public accountants in connection with such financial statements.

                          (iii) As soon as available, but not later than thirty (30) days after the end of each calendar year, financial statements of the UK Trust (which shall be prepared in accordance with accounting principles generally accepted in the United Kingdom), in form and substance reasonably acceptable to Bank, including income statements and balance sheets.

                          (iv) As soon as available but not later than thirty (30) days after the end of each calendar month hereafter, a consolidated balance sheet of Borrower, J-Hawk and FirstCity as at the end of, and the related statement of operations for, the portion of such Person's fiscal year then elapsed, all certified by the chief financial officer of such Person's to be prepared in accordance with generally accepted accounting principles and to present fairly the financial position and results of operations of such Person for such period.

                          (v)     Concurrently with delivery to its
                 shareholders or any other equity owners or Affiliates of Borrower by FirstCity, copies of all financial and other information delivered by FirstCity to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Concurrently with delivery to the Securities Exchange Commission ("SEC") by FirstCity, copies of all reports filed by FirstCity with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended.

                          (vi) Such other data and information (financial and otherwise) as Bank, from time to time, reasonably may request bearing upon or related to the Borrower's or any Guarantor's financial condition and/or results of operations.

                          (vii) Concurrently with delivery of the Financials required pursuant to Sections 6.2(c)(i) and (iv) hereof, a certificate executed by the President or Chief Financial Officer of Borrower that no Event of Default or Unmatured Default has occurred and is continuing (including but not limited to compliance with the covenants set forth in Section 6.1) or if an Event of Default or Unmatured Default has occurred, setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

                 (d) Insurance. Borrower, at its sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Bank; and (ii) public liability insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Bank, showing loss payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that all insurance companies will give Bank at least thirty
         (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Bank. Borrower, irrevocably, appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. The Bank shall also have been named as additional insureds with respect to Borrower's liability insurance.

                 (e) Payment of Charges. Borrower shall pay promptly, when due, all Charges and Borrower shall not permit the Charges to arise or to remain unpaid, and will promptly discharge the same. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Bank thereof in writing. Bank may, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to Borrower's assets and may dispute, without prior payment thereof, the Charges, on the conditions that (i) Borrower, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued,
         (ii) enforcement thereof against any assets of Borrower shall be stayed and (iii) appropriate reserves therefor shall have been established on the Records of Borrower in accordance with GAAP. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges required herein, Borrower shall so advise Bank thereof in writing; Bank may, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, and take any other action with respect thereto which Bank deems, in its sole and absolute discretion, advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Obligations, payable by Borrower to Bank on demand.

                 (f) Pay Debts. Borrower shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent, provided that Borrower shall not be required to pay any Indebtedness while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with generally accepted accounting principles with respect thereto and title to any property of Borrower is not jeopardized.

                 (g) Compliance with Laws. Borrower shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, condition (financial or otherwise) and assets, operations or prospects of Borrower.

                 (h) Perform Obligations. Borrower shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof.

                 (i) Management. As of the date hereof and at all times during the term hereof either (i) both of James Hawkins and James Sartain, or (ii) either James Hawkins or James Sartain and either of Matthew Landry or Rick R. Hagelstein shall be employed full-time with FirstCity and shall be responsible for the day to day management of FirstCity.

         6.3 Negative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower, FirstCity or J-Hawk Corp., as the case may be, shall not, without Bank's prior written consent, which Bank may or may not give in its sole and absolute discretion, concurrently or hereafter do any of the following:

                 (a) Sell or Encumber Assets. Borrower shall not grant a security interest in, assign, sell or transfer any of its assets to any Person nor permit, grant, or suffer a lien, claim or encumbrance upon any of its assets, except the Permitted Liens.

                 (b) Attachment. Neither Borrower nor FirstCity nor J-Hawk Corp. shall permit or suffer any levy, attachment or restraint to be made affecting any of its assets;

                 (c) Receiver. Neither Borrower nor FirstCity nor J-Hawk Corp. shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its assets other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                 (d) Amend Organizational Documents; Business Objectives. Borrower shall not make any change: (i) in its articles of incorporation, by-laws or capital structure, (ii) in any of its business objectives, purposes and operations, including by undertaking additional business activities. The Borrower, FirstCity and J-Hawk Corp. will not engage in any business not of the same general type as those conducted by them on the date hereof;

                 (e) Merge. Borrower shall not merge or consolidate with, acquire (or sell Borrower to) any Person, whether by sale of assets or sale or exchange of stock or purchase, lease, or otherwise (except in the ordinary course of business), acquire all or any substantial part of the property or assets of any Person, or purchase, lease or otherwise acquire property or net assets in excess of $500,000 in any Fiscal Year.

                 (f) Redeem Stock. Borrower shall not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Stock or other evidence of ownership interest or any other corporation or partnership or any subordinated debt of any Loan Party;

                 (g) Adverse Transactions. Borrower shall not enter into any transaction which materially and adversely affects Borrower's ability to repay Borrower's Liabilities or any other Indebtedness. Neither FirstCity nor J-Hawk Corp. shall enter into any transaction which materially and adversely affects its ability to satisfy its obligations under any Loan Document;

                 (h) Investments. Borrower shall not make any investment in the Stock or obligations of any Person, except in the ordinary course of its business .

                 (i) Dividends; Payment of Fees, etc. At any time during the term hereof, without Bank's prior written consent which may be withheld in Bank's sole and absolute discretion, Borrower shall not:
         (i) make any distributions or pay any dividends or make any distributions of property or assets with respect to its stock; (ii) pay any director's fees or any salaries to any director or shareholder unless such shareholder or director is directly and actively employed by Borrower, FirstCity or J-Hawk Corp.; or (iii) make any loans, advances and/or extensions of credit to any Affiliate.

                 (j) Agreements with Affiliates. Attached hereto as Exhibit G ("AGREEMENTS WITH AFFILIATES"), is a true, accurate and complete schedule of all service agreements or other agreements between Borrower and its Affiliates. Bank hereby expressly consents to the performance by Borrower of said agreements as in effect on the date hereof. Except in the ordinary course of business, Borrower shall not enter into any other transactions with any Affiliate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or, in each of the foregoing cases, with any officer, director or partner of any Affiliate (or a spouse or other relative of any of them).

                 (k) Indebtedness. Borrower shall not contract, create, incur, assume or suffer to exist any Indebtedness; except for (x) the Loans, (y) Indebtedness existing on the date hereof and reflected on the Financials of the Borrower delivered on such date and (z) unsecured trade payables to parties other than Affiliates incurred in the ordinary course of business that do not exceed, in the aggregate at any time outstanding, $100,000.

                 (l) Guaranty Debt. Except as contemplated herein, Borrower shall not guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any other Person except in the ordinary course of its business, including, without limitation, by agreement to (i) maintain net worth or working capital,
         (ii) purchase the obligations or property of any such Person, or to furnish funds to any such Person, directly or indirectly, through the purchase of goods, supplies or services, in any such case with the intent to provide such a guaranty or otherwise become so liable, or
         (iii) obtain upon its credit the issuance of any letter or letters of credit for the obligations of any such Person, provided that the foregoing limitations shall not apply to endorsement of instruments or items of payment for deposit or collection in the ordinary course of business.

                 (m) Pay Indebtedness. Except in the ordinary course of business, Borrower shall not defease, prepay, repay, purchase, redeem or otherwise acquire any of its Indebtedness for borrowed money, other than (i) payments to Cargill or (ii) payments of Indebtedness to Affiliates expressly permitted pursuant to a subordination agreement applicable thereto.

                 (n) Issue Power of Attorney. Except pursuant to this Agreement, the Other Agreements and the agreements, documents and instruments evidencing the loans from Cargill to Borrower, J-Hawk Corp. and FirstCity, Borrower shall not issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's business.

                 (o) Amendment of Credit Agreements. Except in the ordinary course of business, neither Borrower, the UK Trust nor any of their respective subsidiaries, shall amend, modify or extend any note, credit agreement, security agreement or other document, instrument of agreement evidencing or securing Indebtedness of such entity, without in each case Bank's prior written consent.

         6.4 Required Notices. In addition to those notices required elsewhere in this Agreement, Borrower shall notify Bank promptly after obtaining knowledge of:

                 (a) except as otherwise previously disclosed, any event or occurrence which Borrower has determined has caused a material loss or decline in value of the Assets due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

                 (b) the institution of any suit or administrative proceeding which, if determined adversely to Borrower, is reasonably likely to adversely affect the operations, financial condition or business of Borrower;

                 (c) Borrower's becoming subject to any Charge, restriction, judgment, decree or order which materially and adversely affects it business operations, property, assets or financial condition;

                 (d) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower is a party;

                 (e) as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

         6.5 Inspections and Audit of Records. Bank (by any of its officers, accountants, employees and/or agents) shall have the right, at any time or times during normal business hours, after not less than two (2) Business Days prior notice (unless an Unmatured Default or Event of Default then exists, in which event no notice shall be required) to inspect the Records and other Assets of Borrower (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Records and other Assets. In addition to the foregoing right, Bank (by any of its officers, employees or agents) shall have the right, at any time or times during normal business hours, after at least two (2) Business Days prior notice (unless an Event of Default or Unmatured Default has occurred and is continuing in which event no prior notice shall be required) to perform field audits of Borrower's books and records, at Borrower's sole cost and expense.

         6.6 Location of Records. Borrower hereby warrants and represents to and covenants with Bank that the offices and/or locations where Borrower keeps the Records are at the locations specified on Exhibit H hereto. Borrower has no other offices or locations and Borrower shall not remove such Records therefrom and shall not keep any such Records at any other office or location unless Borrower gives Bank notice thereof at least thirty (30) days prior thereto and the same is within the continental United States of America. Borrower, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of Borrower's opening or acquisition of any new office, place of business or place where any of the Records are to be stored or kept, or its closing of any then existing office, place of business or place where any of the Records are to be stored or kept and any new office or place of business shall be within the continental United States of America.

         6.7 Audit Records. In addition to the right to inspect set forth herein, Bank (by any of its officers, accountants, employees and/or agents) shall have the right to audit the books and Records of Borrower. Borrower will allow Bank and its officers, directors and agents to discuss with Borrower's outside auditors Borrower's Financials and financial condition.

         6.8 Costs of Audit. All reasonable costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with any inspection, verification or audit shall constitute part of Borrower's Liabilities, payable by Borrower to Bank on demand therefor and any amount not paid on demand shall bear interest at the Default Rate.

         6.9 Payment of Claims. Bank, in its sole and absolute discretion, without waiving or releasing any of the Borrower's Liabilities or Borrower's Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower. All sums paid by Bank in respect thereof and all reasonable Costs relating thereto incurred by Bank or for which Bank becomes obligated on account thereof shall be part of the Borrower's Liabilities payable by Borrower to Bank on demand and any amount not paid on demand shall bear interest at the Default Rate.

7        DEFAULT

         7.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Agreement:

                 (a) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations and the same is not cured within thirty (30) days after Lender gives Borrower notice of such Default; provided, however, that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.2(i), 6.3 and
         6.4 shall automatically be an Event of Default without any notice or cure period.

                 (b) If any representation, warranty or material statement, report or certificate made or delivered by any Loan Party, or any of its directors, officers, authorized employees or agents, to Bank is not true and correct;

                 (c) If Borrower fails to pay any of Borrower's Liabilities, when due and payable or declared due and payable and the same is not cured within five (5) days after Lender gives Borrower notice of such default provided however, that Interest shall accrue at the Default Rate commencing immediately after non-payment;

                 (d) If any of Borrower's Assets or the assets of any Loan Party, or any portion thereof are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter;

                 (e) If a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by any Loan Party or if any Loan Party shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by any Loan Party for its dissolution or liquidation;

                 (f) If any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against any Loan Party or if any case or proceeding is filed against any Loan Party for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof;

                 (g) If an application is made by any Loan Party for the appointment of a receiver, trustee or custodian for any of its assets other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                 (h) If an application is made by any Person other than a Loan Party for the appointment of a receiver, trustee, or custodian for any of its Assets and the same is not dismissed within sixty (60) days after the application therefor;

                 (i) If a notice of any Charge is filed of record with respect to all or any of any Loan Party's assets, or if (except as permitted in Section 6.2 (e) above) any Charge becomes a lien or encumbrance upon any of its assets and the same is not released within sixty (60) days after the same becomes a lien or encumbrance;

                 (j) If any Loan Party is in default in the payment of any Indebtedness (other than Borrower's Liabilities) and such default is not cured within the time, if any, specified therefor in any agreement governing the same and such default permits any holder or holders of such Indebtedness (or a trustee, agent or other representative on behalf of such holder or holders) to cause any of such Indebtedness evidenced thereby to become due prior to its stated maturity or if any of such Indebtedness so becomes due prior to its stated maturity;

                 (k) The occurrence of a default or Event of Default or Unmatured Default under any agreement, instrument and/or document executed and delivered by any Guarantor to Bank, which is not cured within the time, if any, specified therefor in such agreement, instrument or document or any of the Loan Documents shall fail to grant to Bank on behalf of the Bank the lien or other security interest (if any) intended to be created thereby or any Loan Party thereto shall assert that it is not liable with respect thereto; or any Guarantor shall assert that it is not liable as a guarantor or otherwise under its guarantee agreement executed in connection herewith;

                 (l) The occurrence of an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement;

                 (m) If Borrower issues to or transfers to any Person, any stock of Borrower, or any Person other than J-Hawk Corp. is a shareholder of the Borrower, or any Person other than FirstCity is a shareholder of J- Hawk Corp.;

                 (n) If any final non-appealable judgment for the payment of money in excess of $250,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have defied or questioned its obligation to pay) shall be rendered against the Borrower or Guarantors; or final judgment for the payment of money in excess of $250,000 shall be rendered against any Loan Party and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings;

                 (o) If Borrower or any ERISA Affiliate (1) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either the Borrower or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter; (4) has imposed against it any tax under Code Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA
         Section 502(c) or 502(l); (6) shall apply for a waiver of the minimum funding standards of the Code; or (7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either the Borrower or any ERISA Affiliate to liability;

                 (p) A default by Borrower shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower is a party and the effect of such default is reasonably likely to have a material adverse effect on the financial conditions or business operations of Borrower;

                 (q) If any Loan Party is in default in the payment of any Indebtedness for borrowed money in an aggregate principal amount outstanding in excess of $25,000 under any agreement (other than the Loan Documents), or is in breach of any agreement evidencing such Indebtedness (other than any Loan Document) and the effect of such default or breach, as the case may be, is to enable the holder thereof then to accelerate the maturity of such Indebtedness, unless the same is waived or otherwise ceases to exist; or

                 (r) If any Loan Party dissolves, liquidates, or fails to maintain its corporate existence.

         7.2 Remedies Cumulative. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         7.3 Acceleration. Upon the occurrence an Event of Default and the continuation thereof, without notice by Bank to or demand by Bank to Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies, extending credit or issuing letters of credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank to Borrower, Borrower's Liabilities shall be due and payable, forthwith.

         7.4 Remedies. Upon the occurrence of an Event of Default and the continuation thereof, Bank, in its sole and absolute discretion, may exercise any and all rights and remedies that it may have under the other Loan Documents, at law or in equity.

         7.5 Injunctive Relief. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of Borrower's Obligations, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         7.6 Advances During Unmatured Default. Upon the occurrence of any Unmatured Default or Event of Default, Bank shall not be obligated to make any Advances; provided that, nothing contained herein shall prohibit Bank from making any Advances.

         7.7 Enforcement During Unmatured Default. Upon the occurrence and during the existence of any Unmatured Default, notwithstanding that the Loan has not yet been accelerated, Bank, if it determines that the payment of Borrower's Liabilities is jeopardized, may enforce such of its rights and remedies under this Article as Bank deems necessary or proper.

         7.8 Consent Does Not Create Custom. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of a Loan Party's assets or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of such Loan Party's assets or any item thereof not covered by said authorization.

         7.9 Defenses. Pursuant to the terms hereof Borrower has covenanted and agreed to cause FirstCity, J-Hawk Corp. and other Persons to take or to refrain from taking some action. It shall not be a defense to Borrower's default under the terms hereof that Borrower did not have the legal authority or capacity to cause or permit such action or occurrence.

8        CONDITIONS PRECEDENT TO DISBURSEMENT

         8.1 Checklist Items. The obligation of Bank to make the Loan to Borrower is subject to the condition precedent that, in addition to satisfaction of the conditions set forth in Sections 8.2 and 8.3, Bank shall have received, prior to the first disbursement of the proceeds of any of the Loan hereunder all documents, instruments, agreements, notes, evidences of Borrower's authority, and all other instruments as Bank may reasonably request, including but not limited to all items on the Documentation Checklist, delivered by Bank to Borrower prior to the date hereof.

         8.2 Necessary Actions. The obligation of Bank to make the Loan to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory in form and substance to Bank and its counsel.

         8.3 Conditions Precedent. In addition to the foregoing, prior to Bank making of any and all Loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Bank:

                 (a) no change in the condition or operations, financial or otherwise, of Borrower or any Guarantor or the UK Trust shall have occurred which change, in the sole credit judgment of Bank, may have a material adverse effect on Borrower or any Guarantor;

                 (b) no litigation shall be outstanding or have been instituted or threatened which Bank determines to be material against Borrower or any Guarantor;

                 (c) all of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower or any Guarantor as a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date; and

                 (d) no Event of Default or Unmatured Default shall exist or be continuing.

9        GENERAL

         9.1     Compliance with ERISA.

                 (a) Representations and Warranties. Borrower hereby represents and warrants that:

                          (i) Exhibit I hereto describes the Employee Benefit Plans to which Borrower or any of its ERISA Affiliates may have obligations;

                          (ii) each Employee Benefit Plan of Borrower or any of its ERISA Affiliates is in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other statutes and regulations applicable thereto and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code;

                          (iii) neither Borrower nor any of its ERISA Affiliates maintains or contributes to any Employee Benefit Plan with an actuarial present value of projected benefit obligations that exceeds the fair market value of net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that could materially adversely affect the funded status of such Employee Benefit Plan or Employee Benefit Plans in the event of a reduction in force or plant closing;

                          (iv) with respect to each Employee Benefit Plan that is a "defined benefit plan," as defined in Section 3(35) of ERISA, the assets of each such Employee Benefit Plan are equal to or greater than the accrued benefits of the participants and beneficiaries thereunder, as determined pursuant to the actuarial methods and assumptions utilized by the PBGC in the event of a plan termination;

                          (v) neither Borrower nor any of its ERISA Affiliates sponsors, maintains, participates in or contributes to any employee welfare benefit plan within the meaning of
                 Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by
                 Section 601 of ERISA; as such, neither Borrower nor any of its ERISA Affiliates are currently or will in the future be subject to the accounting recognition and disclosure standards of Statement of Financial Accounting Standards No. 106 (FASB
                 106);

                          (vi) neither Borrower nor any of its ERISA Affiliates has breached any of the responsibilities, obligations, or duties imposed on them by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan;

                          (vii)   neither Borrower nor any ERISA Affiliate has
                 (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made or expects to make a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan;

                          (viii) at the date hereof, the aggregate potential withdrawal liability payment, as determined in accordance with Title IV of ERISA, of the Borrower and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans does not exceed $50,000 and, to the best of Borrower's and its ERISA Affiliate's knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of Sections 4241 or 4245 of ERISA.

                          (ix) neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment;

                          (x) neither Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under
                 Section 401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

                          (xi) no liability to the PBGC has been, or is expected by Borrower or any ERISA Affiliate to be, incurred by Borrower or any ERISA Affiliate, other than the payment of premiums, and there are no premium payments that have became due and which are unpaid;

                          (xii) no events have occurred in connection with any Employee Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

                          (xiii) no Reportable Event has, in the case of any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate other than a Multiemployer Plan, occurred and is continuing, or to the best of Borrower's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

                          (xiv) no Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

                          (xv) neither Borrower nor any ERISA Affiliate has engaged in a Prohibited Transaction prior to the date hereof, and the execution, delivery, and carrying out of this Agreement will not involve any non-exempt Prohibited Transactions (within the meaning of Part 4 of Subtitle B of Title I of ERISA) or any transaction in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                 (b)      ERISA Reports.  Borrower shall:

                          (i) as soon as possible, and in any event within fifteen (15) Business Days, after Borrower or an ERISA Affiliate knows or has reason to know that, regarding any Employee Benefit Plan with respect to the Borrower or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice, if applicable, of such Reportable Event has been waived by the
                 PBGC), deliver to the Bank a certificate of a responsible officer of the Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that the Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

                          (ii) upon request of the Bank made from time to time, deliver to the Bank a copy of the most recent actuarial report, funding waiver request, and annual report filed with respect to any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate;

                          (iii) upon request of the Bank made from time to time, deliver to the Bank a copy of any Employee Benefit Plan sponsored, contributed to, participated in or maintained by the Borrower or any ERISA Affiliate; and

                          (iv) as soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained, or contributed to, by Borrower or an ERISA Affiliate, deliver to the Bank a certificate of a responsible officer of Borrower setting forth the details of the events described in (a) through (l) and the action that the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or the Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate; (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under Section 401(a) of the Code;
                 (f) the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under
                 Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Sections 502(c) or 502(l) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) the Borrower or any ERISA Affiliate is in "DEFAULT" as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "REORGANIZATION" or is "INSOLVENT" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA; or (1) the Borrower or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower or any ERISA Affiliate is the Plan Sponsor.

                 (c) Compliance with ERISA. Borrower and its ERISA Affiliates will not (i) establish, maintain, or operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder; (ii) allow to exist any Accumulated Funding Deficiency with respect to any Employee Benefit Plan, whether or not waived; (iii) terminate any Employee Benefit Plan or withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination or withdrawal could subject the Borrower or any ERISA Affiliate to liability; (iv) fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;
         (v) amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under Section 401(a)(29) of the Code; (vi) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; (vii) enter into any Prohibited Transaction for which a class exemption is not available or a private exemption previously has not been obtained from the Department of Labor; (viii) permit the occurrence of any Reportable Event, or any other event or condition, which could subject either the Borrower or any

         ERISA Affiliate to liability; or (ix) allow or permit to exist any other event or condition known or that reasonably should be known to Borrower which event or condition could subject either the Borrower or any ERISA Affiliate to liability.

                 (d) Definitions. For purposes of this Section 9.1, the following definitions shall apply:

                          (i) "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning assigned to that term in Section 302 of ERISA.

                          (ii) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                          (iii) "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by the Borrower or any ERISA Affiliate.

                          (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

                          (v) "ERISA AFFILIATE" shall mean any corporation, trade or Business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b),
                 (c), (m) or (o) of the Code, and any regulations thereunder.

                          (vi) "MULTIEMPLOYER PLAN" shall mean any plan described in Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by the Borrower or any ERISA Affiliate.

                          (vii) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental body succeeding to its functions.

                          (viii) "PLAN Administrator" shall have the meaning assigned to it in Section 3(16)(A) of ERISA.

                          (ix) "PLAN SPONSOR" shall have the meaning assigned to it in Section 3(16)(B) of ERISA.

                          (x) "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

                          (xi) "REPORTABLE EVENT" shall mean (a) an event described in Section 4043(c), 4068(a), or 4063(a) of ERISA or in the regulations thereunder, (b) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (c) an event requiring the Borrower or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), (d) any failure to make payments required by Code
                 Section 412(m), (e) the withdrawal of the Borrower or any ERISA Affiliate from an Employee Benefit Plan in which it is a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, (f) the institution of proceedings to terminate an Employee Benefit Plan by the PBGC, or (g) the filing of a notice to terminate an Employee Benefit Plan or the treatment of an amendment of an Employee Benefit Plan as a termination under Section 4041 of ERISA.

         9.2 Costs. Borrower hereby agrees that it shall reimburse Bank on demand, as part of Borrower's Obligations, for any and all Costs and any amount not paid on demand shall bear interest at the Default Rate.

         9.3 Statement. Each statement of account by Bank delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate and shall constitute an account stated between Borrower and Bank unless Bank subsequently corrects such statement of its own volition or, within thirty (30) days after Borrower's receipt of said statement, Borrower delivers to Bank, by registered or certified mail addressed to Bank at the address specified in Section 9.4, written objection thereto specifying the error or errors, if any, which Borrower asserts are contained in any such statement.

         9.4 Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing (which term, for all purposes of this Agreement and the other Loan Documents, shall include telecopy) and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or
(c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

         IF TO BORROWER:              J-Hawk International Corporation
                                      6400 Imperial Drive
                                      P.O. Box 8216
                                      Waco, Texas  76714
                                      Attn:  James Holmes
                                      Telecopy:  254-751-7648

         WITH A COPY TO:              Vander Woude & Istre, P.C.
                                      510 N. Valley Mills Drive
                                      Suite 308
                                      Waco, Texas  76710
                                      Attn:  Richard Vander Woude, Esq.
                                      Telecopy:  254-751-7725

         IF TO BANK:                  Bank of Scotland
                                      565 Fifth Avenue
                                      New York, New York 10017
                                      Attn:  Loans Administration
                                      Telecopy:  212-557-9460

         WITH A COPY TO:              Sachnoff & Weaver, Ltd.
                                      Suite 2900
                                      30 South Wacker Drive
                                      Chicago, Illinois 60606
                                      Attn:  Frank Ballantine, Esq.
                                      Telecopy:  312-207-6400

                                             and to

                                      Bank of Scotland
                                      Chicago Representative Office
                                      181 West Madison Street
                                      Suite 3525
                                      Chicago, Illinois 60602
                                      Attn:  James Halley
                                      Telecopy:  312-263-1143

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

         9.5 Modification. This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. Borrower hereby consents to Bank's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof or participation therein, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties.

         9.6 No Waiver. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default or an Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower or such applicable other Loan Party specifying such suspension or waiver.

         9.7 Severability. If any provision (in whole or in part) of this Agreement or the other Loan Documents or the application thereof to any person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extend and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or the other Loan Document, as the case may require, and this Agreement and such other Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein or therein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and the other Loan Documents and the application of such provision to other persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

         9.8 Successors or Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank.

         9.9 Incorporation of Other Agreements. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements or the other Loan Documents, Bank shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the

Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         9.10 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN.

         9.11 Designated Person. Until Bank is notified by Borrower to the contrary in accordance with Section 9.4, the signature upon this Agreement or upon any of the Other Agreements of any officer, employee or agent of Borrower, or of any other Person designated in writing to Bank by any of the foregoing, or of a "DESIGNATED PERSON" (as that term is defined in Borrower's Secretary's Certificate of even date herewith, constituting one of the Other Agreements) shall bind Borrower and be deemed to be the duly authorized act of Borrower.

         9.12 Acceptance. This Agreement and the other Loan Documents are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business as an offer by Borrower to borrow monies from Bank now and from time to time hereafter and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the other Loan Documents and the other Loan Documents shall be deemed to have been made at said place of business. This Agreement and the other Loan Documents and the other Loan Documents shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects including, but not limited to, the legality of the interest rate and other charges, but excluding choice of law provisions and perfection of security interests which shall be governed and controlled by the laws of the relevant jurisdiction.

         9.13 Knowledge. As used herein the phrase "TO THE BEST OF BORROWER'S KNOWLEDGE" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

         9.14 Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND

GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWER MAY IN ANY WAY BE LIABLE;
(B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO BANK'S TAKING POSSESSION OR CONTROL OF, OR TO BANK REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

         9.15 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY BANK IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY (a) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         9.16 Service of Process. Borrower hereby irrevocably appoints and designates CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, IL 60604 as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in- fact shall constitute personal service of such process upon Borrower.

         9.17 Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

         9.18 Release of Bank. Borrower releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

         9.19 Invalidated Payments. To the extent that either Bank receives any payment on account of Borrower's Liabilities, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrower's Liabilities.

         9.20 Headings. The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         9.21 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.

         9.22 Fax Execution. For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by first class U.S. Mail or personally delivered to the recipient, on the date of its transmission with proof of the fax transmission. At the request of either party, any FAX document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement.

         9.23 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank, Borrower and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any Person other than Borrower and its successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Bank to make the Loans hereunder are imposed solely and exclusively for the benefit of the Bank and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

         9.24    Texas Language.

                 (a) THIS WRITTEN AGREEMENT (TOGETHER WITH THE OTHER LOAN DOCUMENTS ) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

         9.25 Domicile of Loans. Bank may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of Bank.

                                 *  *  *  *  *

         IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                  BORROWER:

                                  J-HAWK INTERNATIONAL CORPORATION
                                  a Texas corporation

                                  By: /s/ JAMES C. HOLMES
                                      ------------------------------------
                                  Title: Senior Vice President
                                         ---------------------------------

                                  BANK:

                                  BANK OF SCOTLAND

                                  By: /s/ ANNIE CHIN TAT
                                      ------------------------------------
                                  Title: Vice President
                                         ---------------------------------